UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2014

Commission file number 333-151200

FLURIDA GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	3469	26-0688130
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

22 West Washington St, Suit 1500 Chicago, IL	60602
(Address of principal executive offices)	(Zip Code)

Telephone number: 630-778-6991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material DefinitiveAgreement.

On January, 2013, in accordance with the laws of the People’s Republic of China (“PRC”) on Joint Ventures Using Chinese and Foreign Investment (the “Joint Venture Law”) and other relevant laws and regulations of PRC, Procon China, LLC, a Nevada limited liability company, and Flurida Group Inc., a Nevada corporation, entered into a Joint Venture Contract (referred to herein as this “Agreement”), for a Chinese Foreign Joint Venture (the “Joint Venture”) in the City of Chuzhou, Anhi Province of PRC. The name of the Joint Venture is Flurida-Procon Communications Technology Co., Ltd.

Certain of the most significant provisions of the Agreement are as follows:

The business of the Joint Venture is the development and manufacture of global positioning system (“GPS”) tracking devices and providing real-time vehicle tracking and data management services for insurance companies, banks, logistics companies and government agencies.

The registered capital of the Joint Venture shall be US$1,000,000, of which:

•	Flurida has US$500,000, accounting for 50%, and
•	Procon has US$500,000, accounting for 50%.

Increases to registered capital shall be made in accordance with each Party’s respective proportional interest in the Joint Venture, unless agreed to otherwise by the Parties. The Parties shall fulfill their capital contribution requirements totaling US$500,000 each, in cash according to a schedule determined by the Board of Directors of the Joint Venture (the “Board”); provided, that each Party shall make $100,000 of its required contribution no later than 30 days after the issuance of the Joint Venture’s business license. The capital contribution of each Party shall be converted according to the current numeracies exchange rate of PRC.

The Parties shall be responsible for the following matters, respectively:

Flurida: Flurida will be responsible for providing the Joint Venture with the following services and pay all expenses of the Joint Venture related to:

Before product launch

1. Salaries including social warfare, insurance for the following personnel in China: operation management, manufacturing, quality assurance, customer service and sales;
2. Providing all facilities and utilities;
3. All facility upgrades, and furniture;
4. Any tooling for new plastics, if required;
5. 3 full time employees for the Joint Venture prior to product launch;
6. Provide its cash contribution required

After product launch

1. Facilities and utilities in Chuzhou Flurida up to 500 square meters. The Joint Venture shall pay for rent if it exceeds 500 square meters.
2. Facilities and utilities in Flurida’s Shanghai office up to 5 seats and shared meeting room. The Joint Venture shall pay for rent if it exceeds 5 seats.

Procon: Procon will be responsible for providing the Joint Venture with the following services, and pay all expenses of the Joint Venture related to:

1. Management and development personnel; Mark Wells (business management/development); Tim Peachey (hardware/fulfillment); and Mark Levy (software development), or equivalent personnel in those roles;
2. SysDevX Machine to Machine (“M2M”) device/business management software or equivalent;
3. User interface application(s);
4. GPS tracker firmware scripts; and
5. Provide its cash contribution required

The items listed in (2) through (4) will be provided under license (the “License”), which will automatically be revoked if less than 50,000 GPS units (the “Units”) are sold within 24 months after the issuance of the Joint Venture’s business license.

The Joint Venture will provide and pay for certain other expenses (out of the Parties’ capital contributions and the Joint Venture’s revenues) as set forth in the Agreement.

The Board is comprised of three directors, of which one shall be appointed by Flurida and two by Procon. The Chairman of the Board shall be appointed by Flurida, and its Vice-Chairman by Procon. The term of office for the directors, Chairman and Vice-Chairman is three years, and their term of office may be renewed if re-appointed by the relevant Party.

The Joint Venture shall distribute the following amounts to each Party within 30 days of the end of each month:

1. for the first 1-100,000 Units on an active subscription in the market for the full month, US$3 per Unit;
2. for the next 100,001-200,000 Units on an active subscription in the market for the full month, US$2 per Unit;
3. for every Unit on an active subscription in the market for the full month after the first 200,000 Units $1/Unit;

Any default in any such payments shall automatically terminate the License.

The duration of the Joint Venture is ten years. The establishment date of the Joint Venture shall be the date on which the business license of the Joint Venture is issued. An application for the extension of the duration of the Joint Venture, as proposed by one Party and approved by the Board, shall be submitted to the Ministry of Commerce (or the examination and approval authority entrusted by it) six months prior to the expiration date of the Joint Venture.

There are certain Preemptive Rights to equity in the Joint Venture as set forth in the Agreement. Disputes are subject to arbitration as set forth in the Agreement.

The Agreement contains other provisions concerning the following:

•	CHAPTER 1: GENERAL PROVISIONS
•	CHAPTER 2: PARTIES OF THE JOINT VENTURE
•	CHAPTER 3: ESTABLISHMENT OF THE JOINT VENTURE
•	CHAPTER 4: THE PURPOSE, SCOPE AND SCALE OF PRODUCTION AND BUSINESS
•	CHAPTER 5: TOTAL AMOUNT OF INVESTMENT AND THE REGISTERED CAPITAL
•	CHAPTER 6: RESPONSIBILITIES OF EACH PARTY TO THE JOINT VENTURE
•	CHAPTER 7: THE BOARD OF DIRECTORS .
•	CHAPTER 8: BUSINESS MANAGEMENT
•	CHAPTER 9: LABOR MANAGEMENT
•	CHAPTER 10: TAXES, FINANCE AND AUDIT
•	CHAPTER 11: DURATION OF THE JOINT VENTURE
•	CHAPTER 12: THE DISPOSAL OF ASSETS AFTER THE EXPIRATION OF THE DURATION
•	CHAPTER 13: INSURANCE
•	CHAPTER 14: PREEMPTIVE RIGHT
•	CHAPTER 15: AMENDMENT, ALTERATION AND TERMINATION OF THIS AGREEMENT
•	CHAPTER 16: APPLICABLE LAW
•	CHAPTER 17: SETTLEMENT OF DISPUTES
•	CHAPTER 18: LANGUAGE
•	CHAPTER 19: EFFECTIVENESS OF THIS AGREEMENT AND MISCELLANEOUS

The Articles of Association for the Joint Venture are attached to the Joint Venture Agreement.

The Agreement is filed as an exhibit to this Form 8-K and should be referred to in its entirety for complete information concerning this Agreement.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Joint Venture Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Flurida Group, Inc., a Nevada corporation

Title	Name	Date	Signature

Principal Executive Officer	Jianfeng Ding	January 16, 2014	/s/ Jianfeng Ding